Exhibit 99.1 Lionbridge Enters into a Definitive Agreement to be Acquired by H.I.G. Capital Stockholders to Receive $5.75 in Cash per Share; Transaction Valued at Approximately $360 Million Equity Value WALTHAM, MA – December 12, 2016 - Lionbridge Technologies, Inc. (Nasdaq: LIOX), today announced that it has signed a definitive agreement to be acquired by an affiliate of H.I.G. Capital, LLC (“H.I.G.”), a leading global private equity investment firm. Under the terms of the agreement, Lionbridge stockholders will receive $5.75 per share in cash for each share of Lionbridge common stock, representing a 17% premium over Lionbridge’s 60 day-weighted average price per share as of December 09, 2016. H.I.G. is a leading global private equity investment firm with $21 billion of equity capital under management. The firm invests in companies throughout the U.S. Europe and Latin America and aligns itself with committed management teams to help build businesses of significant value. The H.I.G. team of over 250 investment professionals has substantial operating, consulting, technology and financial management experience, enabling the firm to contribute meaningfully to its portfolio companies to help them achieve their operating and financial objectives. “We are pleased to announce this agreement,” said Rory Cowan, Chairman and CEO of Lionbridge. “The acquisition will allow Lionbridge to continue to focus on providing the most innovative language and technology solutions to more than 800 world-leading brands, while accelerating our proven leadership in global content and communications. Our Board of Directors believes this transaction is in the best interest of our stockholders and affirms Lionbridge’s tremendous value and market-leadership.” “We believe Lionbridge is a uniquely positioned global content and communications company with exceptional service and capabilities, strong relationships with its global client base, and tremendous potential for further growth,” said Matt Lozow, a Managing Director at H.I.G. “Lionbridge is a strong company with innovative crowd-in-the-cloud business models and a world-class team. We look forward to working with Lionbridge management through the Company’s next phase of growth and development.” Members of Lionbridge’s Board of Directors voting on the matter have unanimously approved the merger agreement and agreed to recommend that stockholders adopt the agreement. Lionbridge will undertake a 45-day “go-shop” period, commencing immediately, during which the Lionbridge Board, with the assistance of its financial and legal advisors, will actively solicit, evaluate and potentially enter into negotiations with parties who offer alternative proposals. There can be no assurance that this process will result in a superior offer. The Company does not expect to disclose developments with respect to the solicitation process unless and until the Board has made a decision with respect to any potential superior proposal. Closing of the transaction is subject to customary closing conditions, including, among others, the affirmative vote in favor of the transaction by holders of a majority of the Company’s outstanding common stock and the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. It is anticipated that the special meeting of Lionbridge’s stockholders to vote on the transaction will be held in the first quarter of 2017, and, if the transaction is approved, the merger would be expected to close shortly thereafter. The transaction will be financed through a combination of debt and equity financing, as well as potentially cash and cash equivalents on Lionbridge’s balance sheet. H.I.G. has received debt financing commitments to finance the transaction. There is no financing condition to the obligations of the equity sponsors to consummate the transaction. Union Square Advisors LLC is acting as exclusive financial advisor to Lionbridge and provided a fairness opinion to the special committee of the Board of Directors of Lionbridge. Credit Suisse Securities (USA) LLC is acting as lead financial advisor to H.I.G. in connection with the proposed transaction. Goodwin Procter LLP is acting as legal advisor for Lionbridge, and Kirkland & Ellis is acting as legal advisor to H.I.G. Additional Information about the Proposed Transaction and Where to Find It Lionbridge plans to file with the U.S. Securities and Exchange Commission and furnish its stockholders with a proxy statement in connection with the proposed transaction with H.I.G. Investors and security holders of Lionbridge are urged to read the proxy statement and the other relevant materials when they become available because such materials will contain important information about Lionbridge, H.I.G. and its affiliates and the proposed transaction. The proxy statement and other relevant materials (when they become available), and any and all other documents filed by Lionbridge with the Commission, may be obtained free of charge at the Commission’s website at www.sec.gov. In addition, investors may obtain a free copy of Lionbridge’s filings from Lionbridge’s website at http://investors.lionbridge.com or by directing a request to: Lionbridge Technologies, Inc. 1050 Winter Street, Suite 2300, Waltham, Massachusetts, attn: Investor Relations or at investor.relations@lionbridge.com. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION. Participants in the Solicitation Lionbridge and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of Lionbridge in connection with the proposed transaction. Information about those directors and executive officers of Lionbridge, including their ownership of Lionbridge securities, is set forth in the proxy statement for Lionbridge’s 2015 Annual Meeting of Stockholders, which was filed with the Commission on March 21, 2016, as supplemented by other Lionbridge filings with the Commission. Investors and security holders may obtain additional information regarding the direct and indirect interests of Lionbridge and its directors and executive officers in the proposed transaction by reading the proxy statement and other public filings referred to above. Cautionary Statement Regarding Forward-Looking Statements This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed transaction with H.I.G., the timing of the closing of the transaction, the expected impact of the transaction on Lionbridge’s business, plans and expectations for the go-shop and Lionbridge’s plans with regard to the proxy statement. Lionbridge intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of Lionbridge, may be identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “project,” or similar expressions. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-

Exhibit 99.1 * Based on total capital commitments managed by H.I.G. Capital and affiliates. looking statements. Certain factors which could cause actual results to differ materially from the forward- looking statements include, but are not limited to, general economic conditions; uncertainties as to the timing of the acquisition; uncertainties as to whether H.I.G. will be able to consummate the acquisition; uncertainties as to whether Lionbridge’s stockholders will provide the requisite approval for the acquisition; the possibility that competing offers will be made; the possibility that certain conditions to the consummation of the acquisition will not be satisfied, including without limitation the parties will be unable to obtain antitrust clearance on a timely basis or at all; the possibility that Lionbridge’s stockholders will file lawsuits challenging the acquisition; the diversion of Lionbridge’s management time and attention to issues relating to the acquisition; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or business partners) occurring prior to completion of the acquisition or if the acquisition is not completed; the difficulty retaining certain key employees of Lionbridge as a result of the announcement of the acquisition; the possibility that costs, fees, expenses or charges Lionbridge incurs in connection with the acquisition are greater than expected; the possibility that the merger agreement may be terminated in circumstances that require Lionbridge to reimburse certain expenses to or pay a termination fee to H.I.G. or its affiliates related to the acquisition; and changes in the economic and financial conditions of the businesses of Lionbridge and H.I.G.; and those risks and uncertainties discussed in Lionbridge’s Annual Report on Form 10-K for the year ended December 31, 2015 and under the heading “Risk Factors,” as updated from time to time by Lionbridge’s Quarterly Reports on Form 10-Q and other documents subsequently filed with the Commission. Except as may be expressly required by law, Lionbridge undertakes no obligation to update any forward-looking statements, which speak only as of the date of this release. All forward-looking statements in this release are qualified in their entirety by this cautionary statement. About Lionbridge Lionbridge enables more than 800 world-leading brands to increase international market share, speed adoption of products and effectively engage their customers in local markets worldwide. Using our innovative cloud technology platforms and our global crowd of more than 100,000 professional cloud workers, we provide translation, online marketing, global content management and application testing solutions that ensure global brand consistency, local relevancy and technical usability across all touch points of the customer lifecycle. Based in Waltham, Mass., Lionbridge maintains solution centers in 28 countries. To learn more, visit http://www.lionbridge.com. About H.I.G. Capital H.I.G. is a leading global private equity and alternative assets investment firm with $21 billion of equity capital under management.* Based in Miami, and with offices in New York, Boston, Chicago, Dallas, Los Angeles, San Francisco, and Atlanta in the U.S., as well as international affiliate offices in London, Hamburg, Madrid, Milan, Paris, Bogotá and Rio de Janeiro, H.I.G. specializes in providing both debt and equity capital to small and mid-sized companies, utilizing a flexible and operationally focused/ value- added approach: 1. H.I.G.’s equity funds invest in management buyouts, recapitalizations and corporate carve- outs of both profitable as well as underperforming manufacturing and service businesses. 2. H.I.G.’s debt funds invest in senior, unitranche and junior debt financing to companies across the size spectrum, both on a primary (direct origination) basis, as well as in the secondary markets. H.I.G. is also a leading CLO manager, through its WhiteHorse family of vehicles, and manages a publicly traded BDC, WhiteHorse Finance. 3. H.I.G.’s real estate funds invest in value-added properties, which can benefit from improved asset management practices. Since its founding in 1993, H.I.G. has invested in and managed more than 200 companies worldwide. The firm's current portfolio includes more than 100 companies with combined sales in excess of $30 billion. For more information, please refer to the H.I.G. website at www.higcapital.com.

Contacts: Sara Buda Lionbridge Technologies Inc. sara.buda@lionbridge.com P 978.964.1404 Matt Lozow Managing Director, H.I.G. Capital mlozow@higcapital.com P 305.379.2322 www.higcapital.com